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                                                               Exhibit 10(o)(ii)

                               SEVERANCE AGREEMENT

SEVERANCE AGREEMENT dated as                  of between THE PITTSTON COMPANY, a
Virginia corporation ("the Company"), and                 (the "Executive").

                  The Executive is currently employed by the Company in a senior executive capacity. The Company and the Board recognize that the Executive's contribution to the growth and success of the Company has been substantial. The Board desires to reinforce and encourage the continued attention and dedication by the Executive to the Company's affairs as a member of the Company's senior management. The Company believes it to be in the best interests of the Company and its shareholders to identify and agree upon certain benefits and obligations of the Executive in the event of the termination of his services and to record those matters in this severance agreement (the "Agreement").

                  SECTION 1.  Definitions.  As used in this
Agreement:

                  (a) "Board" means the Board of Directors of the Company.

                  (b) "Cause" means (i) an act or acts of dishonesty on the Executive's part which are intended to result in the Executive's substantial personal enrichment at the expense of the Company or (ii) repeated material violations by the Executive of the Executive's obligations hereunder which are demonstrably willful and deliberate on the Executive's part and which have not been cured by the Executive within a reasonable time after written notice to the Executive specifying the nature of such violations. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause without (1) reasonable notice to the Executive setting forth the reasons for the Company's intention to terminate for Cause, (2) an opportunity for the Executive, together with his counsel, to be heard before the Board, and (3) delivery to the Executive of a Notice of Termination from the Board finding that in the good faith opinion of three-quarters (3/4) of the Board the Executive was guilty of conduct set forth above in clause (i) or (ii) hereof, and specifying the particulars thereof in detail.




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                  (c) "Date of Termination" means (i) if the Executive's
employment is terminated by the Company for Cause or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Incapacity, the Date of Termination shall be the date on which the Company notifies the Executive of such termination, and (iii) if the Executive's employment is terminated by reason of death or Incapacity, the Date of Termination shall be the date of death of the Executive or the effective date of the Incapacity, as the case may be.

                  (d) "Disposition Date" means the earlier of (i) the date of sale, lease, exchange or other transfer to a person previously unaffiliated with the Company of greater than fifty (50%) percent of the assets or shares of Brink's, Incorporated, Brink's Home Security, Inc., Pittston Coal Company, Burlington Air Express Inc. or Pittston Mineral Ventures Company or their respective successors and (ii) the date of the first public announcement of any such sale, lease, exchange or other transfer which is subsequently completed.

                  (e)  "Good Reason" means:

                  (i) without the Executive's express written con sent and excluding for this purpose an isolated, insub stantial and inadvertent action not taken in bad faith and which is remedied by the Company or its affiliates promptly after receipt of notice thereof given by the Executive, (A) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3(i) hereof, or (B) any other action or inaction by the Company or its affiliates which results in a diminution in such position, authority, duties or responsibilities;

                  (ii) without the Executive's express written consent, the Company's requiring the Executive's work location to be other than as set forth in Section 3(i);

                  (iii) any failure by the Company to comply with and satisfy Section 10(a); or

                  (iv) any breach by the Company of any other material provision of this Agreement.

                  (f) "Incapacity" means any physical or mental illness or disability of the Executive which continues for a




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period of six consecutive months or more and which at any time after such six-month period the Board shall reasonably determine renders the Executive incapable of performing his or her duties during the remainder of the Employment Period.

                  SECTION 2. Term of Employment Period. This Agreement shall commence on the date hereof and shall continue in effect for so long as the Executive shall be employed by the Company or any of its affiliates(the "Employment Period"). In the event a Change in Control (as defined in the Executive Agreement dated as of April 23, 1997, between the Company and the Executive, as the same may from time to time be amended) shall occur during the Employment Period, this Agreement shall be unaffected thereby, it being the intention of the parties hereto that their rights and obligations shall be governed by the terms of both such agreements such that, in the event of a conflict in terms, the benefits most favorable to the Executive shall apply; provided that there shall be no duplication of benefits as a result of the operation of both agreements.

                  SECTION 3. Terms of Employment. Position and Duties. (i) During the Employment Period: (A) the Executive's position (including status (for example, base salary and target bonus), offices, titles, reporting requirements, authority, duties and responsibilities) shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned immediately prior to any change thereof, and (B) the Executive's services shall be performed at the location at which the Executive was based on the date hereof and the Company shall not require the Executive to travel on Company business to a substantially greater extent than required immediately before the date hereof, except for travel and temporary assignments which are reasonably required for the full discharge of the Executive's responsibilities and which are consistent with the Executive's being so based.

                  (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reason able best efforts to perform faithfully and efficiently such responsibilities. All such services as an employee or officer will be subject to the direction and control of the Chief Executive Officer of the Company or of an appropriate senior official designated by such Chief Executive Officer.




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                  SECTION 4.  Obligations of the Company Upon Termination of
Employment. (a) Termination for Good Reason or for Reasons Other Than for Cause, Death or Incapacity. If the Company shall terminate the Executive's employment other than for Cause or Incapacity or the Executive shall terminate his or her employment for Good Reason:

                  (i) the Company shall pay to the Executive in a lump sum in cash (or in stock if provided by a relevant plan), by the later of (I) 30 days after the Date of Termination and (II) 10 business days after execution (without subsequent revocation) by the Executive of the Release required by Section 8(b) of this Agreement, as defined herebelow, the aggregate of the following amounts:

                           (A) the sum of (1) the Executive's currently
                  effective annual base salary through the Date of Termination to the extent not theretofore paid, (2) the product of (x) a bonus ("Annual Bonus") not less than the aggregate amount of the Executive's highest bonus award under the Key Employees Incentive Plan or any substitute or successor plan for the last three calendar years preceding the Date of Termination and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365, (3) any compensation previously deferred by the Executive and any amounts matched by the Company, whether vested or unvested (together with any accrued interest or earnings thereon and all amounts attributable thereto, (4) an amount equal to the value of those unvested benefits payable in stock or cash which unvested benefits cannot be the subject of accelerated vesting by reason of the terms of the relevant plans) and (5) any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses
                  (1) through (5) shall be hereinafter referred to as the "Accrued Obligations"); and

                           (B) the amount equal to the product of (1) two and
                  (2) the sum of (x) the Executive's annual base salary and (y) his or her Annual Bonus; provided, however that the multiplier in clause (i)(B)(1) of this Section 4(a) shall be "three" if any such termination of the Executive by the Company for other than Cause or Incapacity or the Executive for Good Reason were to occur subsequent to a Disposition Date;




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                  (ii) in addition to the retirement benefits to which the
         Executive is entitled under the Company's Pension-Retirement Plan and Pension Equalization Plan or any successor plans thereto (collectively, the "Pension Plans"), the Company shall pay the Executive the excess of
         (x) the retirement pension which the Executive would have accrued under the terms of the Pension Plans (without regard to any amendment to the Pension Plans made subsequent to the date hereof, which amendment adversely affects in any manner the computation of retirement benefits thereunder), determined as if the Executive were fully vested thereunder and had accumulated (after the Date of Termination) twenty-four additional months (or thirty-six if such Date of Termination occurs on or after a Disposition Date) of Benefit Accrual Service credit (as such term is defined in the Pension Plans) thereunder and treating the amounts paid under clause (i)(B) of this
         Section 4(a) as compensation paid during a twenty-four (or thirty-six, as the case may be) month period for purposes of calculating Average Salary and benefits under the Pension Plans, over (y) the retirement pension which the Executive had then accrued pursuant to the provisions of the Pension Plans;

                  (iii) for two years after the Executive's Date of Termination (or three years if such Date of Termination occurs on or after a Disposition Date), or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with benefit plans, programs, practices and policies, including, without limitation, medical, disability, group life, accidental death and travel accident insurance plans and programs, if the Executive's employment had not been terminated or, if more favor-able to the Executive, as in effect generally at any time thereafter, provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical benefits under another employer-provided plan, the medical benefits shall be secondary to those provided under such other plan during such applicable period of eligibility and further provided, however, that the rights of the Executive and/or the Executive's family under Section 4980B(f) of the Code shall commence at the end of such two-year (or three-year, as the case may be) period;

                  (iv) the Company shall, at its sole expense as incurred, provide the Executive with reasonable out-




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         placement services for a period of up to two years from the Date of
         Termination, the provider of which shall be selected by the Executive in his or her sole discretion;

                  (v) the Company shall cause to be accelerated and immediately vested and exercisable all unexercised stock options granted before the Date of Termination, whether or not such options are exercisable on the Date of Termination, including, without limitation, the equity retention options granted in 1993, regardless of whether the retention or non-sale conditions thereto have been satisfied;

                  ((vi) the Company, if requested within three years of the Date of Termination, shall arrange for the purchase of the principal residence of the Executive and the provision of relocation benefits to the Executive substantially equal to all those provided under the Company's Senior Executive Relocation Program dated April, 1996 under the captions "Selling Your Current Home," "Moving Your Family and Household," and "Tax Allowance";

                  (vii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other vested amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliates, including earned but unpaid stock and similar compensation (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

                  (b) Death or Incapacity. If the Executive's employment is terminated by reason of the Executive's death or Incapacity during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for (i) timely payment of Accrued Obligations and (ii) provision by the Company of death benefits or disability benefits for termination due to death or Incapacity, respectively, as in effect at the date hereof or, if more favorable to the Executive, at the Executive's Date of Termination.

                  (c) Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligation of the Company to the Executive other than timely payment to the Executive of (x) the Executive's currently effective annual base salary through the Date of




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Termination, (y) the amount of any compensation previously deferred by the
Executive and any and all amounts matched by the Company or any of its affiliates, including, without limitation, all proceeds thereof and all amounts attributable thereto, and (z) Other Benefits, in each case to the extent theretofore unpaid. If the Executive voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than for the timely payment of Accrued Obligations and Other Benefits.

                  SECTION 5.

                  (a) Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliates and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliates. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its Affiliates at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

                  (b) Additional Compensation. Nothing in this Agreement shall prevent or limit the Company's ability to augment the benefits payable pursuant to this Agreement in the event that in the judgment of the Chairman of the Company or the Board of Directors it is deemed appropriate to provide additional compensation and/or benefits to the Executive as a result of facts and circumstances deemed relevant by the Chairman or the Board of Directors.

                  SECTION 6. No Mitigation. The Company agrees that, if the Executive's employment is terminated during the term of this Agreement for any reason, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive hereunder. Further, except as provided in Section 4(iii) hereof, the amount of any payment or benefit provided hereunder shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

                  SECTION 7. Confidential Information. The Executive will not, during the Employment Period or for a




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period of three years following a Termination of Employment, disclose or reveal to any person, firm or corporation (other than to employees of the Company and its agents and then only as required on a need-to-know basis in the performance of such employee's or agent's duties) or use (except as required in the performance of his duties hereunder) any trade secrets (such as, without limitation, processes, formulae, programs or data) or other confidential information relating to the business, techniques, products, operations, customers, know-how and affairs of the Company or any of its affiliates. All business records, notes, magnetic or electronic media, papers and documents (including, without limitation, customer lists, estimates, market surveys, computer programs and correspondence) kept or made by the Executive relating to the business or products of the Company or any of its affiliates shall be and remain the property of the Company or the affiliate and shall be promptly delivered to the Company upon termination of the Employment Period.

                  SECTION 8.  Full Settlement and Form of Release.

                  (a) Subject to full compliance by the Company with all of its obligations under this Agreement, this Agreement shall be deemed to constitute the settlement of such claims as the Executive might otherwise be entitled to assert against the Company by reason of the termination of the Executive's employment for any reason during the Employment Period. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof.

                  (b) It is expressly agreed by the parties that the benefits provided for under this Agreement are substantial, and would not be provided without a prior release (without subsequent revocation) by the Executive of other claims against the Company and its affiliates. To record that release, upon any termination of employment pursuant to Section 4(a) of this Agreement, the Executive and the Company agree to deliver to each other a written release in the form attached to this Agreement as Exhibit A (the "Release").




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                  SECTION 9. Certain Additional Payments by the Company.
Anything in this Agreement to the contrary notwithstanding, in the event that it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable) pursuant to the terms of this Agreement or otherwise (collectively, the "Payments") but determined without regard to any additional payments required under this Section 9, would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, the Executive shall be entitled to receive an additional payment (the "Gross-Up Payment") in an amount equal to (i) the amount of the excise tax imposed on the Executive in respect of the Payments (the "Excise Tax") plus (ii) all federal, state and local income, employment and excise taxes (including any interest or penalties imposed with respect to such taxes) imposed on the Executive in respect of the Gross-Up Payment, such that after payments of all such taxes (including any applicable interest or penalties) on the Gross-Up Payment, the Executive retains a portion of the Gross-Up Payment equal to the Excise Tax.

                  SECTION 10.  Successors; Binding Agreement.

                  (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement, in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession will be a breach of this Agreement and entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder had the Company terminated the Executive for reason other than Cause or Incapacity on the succession date. As used in this Agreement, "the Company" means the Company as defined in the preamble to this Agreement and any successor to its business or assets which executes and delivers the agreement provided for in this Section 10 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law or otherwise.

                  (b) This Agreement shall be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.




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                  SECTION 11. Non-assignability. This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except as provided in Section 10 hereof. Without limiting the foregoing, the Executive's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his or her will or by the laws of descent or distribution, and, in the event of any attempted assignment or transfer by the Executive contrary to this Section, the Company shall have no liability to pay any amount so attempted to be assigned or transferred.

                  SECTION 12. Notices. For the purpose of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States regis tered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:

         If to the Company:                        The Pittston Company
                                                   1000 Virginia Center Parkway
                                                   P.O. Box 4229
                                                   Glen Allen, VA 23058-4229
                                                   Attention of Corporate

                                                      Secretary

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                  SECTION 13. Operation of Agreement; Survival of Obligations. This Agreement shall be effective immediately upon its execution and continue to be effective so long as the Executive is employed by the Company or any of its affiliates; provided, however, that the parties' respective obligations hereunder shall survive the termination of the Executive's employment for any reason.

                  SECTION 14. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Virginia without reference to principles of conflict of laws.

                  SECTION 15. Miscellaneous. (a) This Agreement contains the entire understanding with the Executive with





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respect to the subject matter hereof and supersedes any and all prior agreements or understandings, written or oral, relating to such subject matter. No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by the Executive and the Company.

                  (b) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (c) Except as provided herein, this Agreement shall not be construed to affect in any way any rights or obligations in relation to the Executive's employment by the Company or any of its affiliates prior to the date hereof or subsequent to the end of the Employment Period. It is expressly understood that subject to the terms of the Executive Agreement referred to in
Section 2 hereof, the Executive remains an employee at the will of the Company.

                  (d) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same Agreement.

                  (e) The Company may withhold from any benefits payable under this Agreement all Federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

                  (f) The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above set forth.

                                         THE PITTSTON COMPANY,

                                         by__________________________
                                         Joseph C. Farrell
                                         Chairman of the Board,
                                         President and Chief
                                         Executive Officer


                                         ------------------------------
                                        (the Executive)





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                                                                       EXHIBIT A

MUTUAL RELEASE dated as of _____________, between _______________, residing in the Commonwealth of Virginia (the "Executive") and THE PITTSTON COMPANY, a Virginia corporation (the "Company").

                  For and in consideration of the promises set forth in the Severance Agreement dated as of ________, 1997, between the Executive and the Company (the "Agreement"), the Company hereby releases and forever discharges the Executive from any claims, acts, damages, demands, benefits, accounts, liabilities, obligations, liens, costs, rights of action, claims for relief, and causes of action, in law and in equity, both known and unknown, which the Company ever had, now has, or might in the future have against the Executive, except such as may arise from any malfeasance on the part of the Executive.

                  Subject to the provisions of the penultimate paragraph of this Mutual Release, for good and valuable consideration, receipt of which is hereby acknowledged, the Executive hereby releases and forever discharges the Company and its affiliates, absolutely and forever, of and from any and all claims, acts, damages, demands, benefits, accounts, liabilities, obligations, liens, costs, rights of action, claims for relief and causes of action of every nature and kind whatsoever, in law and in equity, both known and unknown, which the Executive ever had, now has or might in the future have against the Company and/or its affiliates, including, but not limited to any and all claims, acts, damages, demands, benefits, accounts, liabilities, obligations, liens, costs, rights of actions, claims for relief and causes of action in any way connected with, related to and/or resulting from the Executive's employment with the Company and its affiliates, the termination of such employment, possible rights or claims arising under the Age Discrimination in Employment Act of 1967, and the compensation, calculation, determination and payment under any and all stock and benefit plans and termination agreements operative between the Executive and the Company, including but not limited to claims for bonus or other incentive compensation, salary, severance, "fringe" benefits, vacation, stock benefits, retirement benefits, worker's compensation benefits, and unemployment benefits. In addition, the Executive agrees not to support or participate in the commencement of any suit or proceeding of any kind against the Company and its affiliates or against their directors, officers, agents or employees with respect to any act, event or occurrence or any alleged failure to




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act, occurring up to and including the date of the execution of this Mutual Release.

                  As used herein, the Executive refers to and includes [name of Executive] and his heirs, executors, administrators, representatives, legatees, devisees, agents, family predecessors, attorneys, and the successors and assigns of each of them. As used herein, references to the Company and to the Company and its affiliates refer to and include The Pittston Company, a Virginia corporation, and all past and present subsidiaries, divisions, parent companies, affiliated and/or commonly controlled corporations, companies, and enterprises, ventures, and projects, and all past and present officers, directors, trustees, employees, representatives, agents and attorneys thereof, and the successors and assigns of each of them.

                  The Company and the Executive hereby warrant and represent to each other that there has been no assignment, conveyance, encumbrance, hypothecation, pledge or other transfer of any interest in any matter covered by this Mutual Release, and hereby agree to indemnify, defend, and hold each other harmless of and from any and all claims, liabilities, damages, costs, expenses, and attorneys' fees incurred as a result of anyone asserting any such assignment, conveyance, encumbrance, hypothecation, pledge or transfer.

                  There is expressly reserved from the effect of this Mutual Release any claim which the Executive may now or hereafter have regarding (a) the Severance Agreement to which this Mutual Release was an Exhibit and the benefits provided for thereunder including, without limitation, those benefits contemplated by Section 5 of such Agreement and (b) the provisions of Article VIII of the Restated Certificate of Incorporation of the Company, as in effect on the date hereof, which indemnification obligation will continue in full force and effect for the Executive's actions prior to the date hereof. Without limiting the generality of the foregoing, also reserved from this Release are the Executive's entitlement to pension, retirement and other benefits under the terms of the Company's Pension-Retirement Plan, Pension Equalization Plan, Savings-Investment Plan, Employee Stock Purchase Plan, Key Employees Deferred Compensation Program and 1988 Stock Option Plan, as amended. In addition, there is reserved from this Release the Executive's entitlement to such medical and life insurance coverage as may be provided from time to time under employee benefit plans available to retired employees of the Company.

                  The Executive acknowledges that he has had at least twenty-one
(21) days to consider the meaning of this Mutual Release and that he should seek advice from an





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attorney. Furthermore, once the Executive has signed this Mutual Release, he may revoke this Mutual Release during the period of seven (7) business days immediately following his signing hereof (the "Revocation Period"). This Mutual Release will not be effective or enforceable until the Revocation Period has expired without revocation by the Executive. Any revocation within this period must be submitted in writing to the Company and signed by the Executive.

The Executive agrees that he has entered into this Mutual Release after having had the opportunity to consult the advisor of his choice, including an attorney, with such consultation as he deemed appropriate and has a full understanding of his rights and of the effect of executing this Mutual Release, namely, that he waives any and all non-excluded claims or causes of action against the Company regarding his employment or termination of employment, including the waiver of claims set forth above. The Executive further acknowledges that his execution of this Mutual Release is made voluntarily and with full understanding of its consequences and has not been coerced in any way. This Mutual Release may not be changed orally. Capitalized terms not defined herein shall be as defined in the Agreement.

                                                  THE PITTSTON COMPANY

                                                  By:___________________________

                                                  ------------------------------
                                                                 (the Executive)




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COMMONWEALTH OF VIRGINIA,)
                         ) ss.:

COUNTY OF HENRICO,       )

                  On this ____ day of _____________, 19__ before me personally came ______________, to me known and known to me to be the individual described in and who executed the foregoing Mutual Release, and duly acknowledged to me that he executed the same.

                                                  ------------------------------
                                                              Notary Public

COMMONWEALTH OF VIRGINIA,)
                         ) ss.:

COUNTY OF HENRICO,       )

                  On this _____________ day of ____, 19__ before me personally came ______________, to me known and known to me to be the officer who executed the foregoing Mutual Release on behalf of THE PITTSTON COMPANY, and he duly acknowledged to me that he executed the same.

                                                  ------------------------------
                                                              Notary Public



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